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                                                                     Exhibit 5.1

                                                                ATTORNEYS AT LAW
                                                     3500 One First Union Center
KILPATRICK STOCKTON LLP                                 301 South College Street
                                           Charlotte, North Carolina  28202-6001
                                                         Telephone: 704.338.5000
                                                         Facsimile: 704.338.5125
                                                      Web site: www.kilstock.com

August 14, 2000                                                ELIZABETH G. WREN
                                                      E-MAIL: bwren@kilstock.com
                                                       DIRECT DIAL: 704.338.5123

YOUcentric, Inc.
SouthPark Towers
6000 Fairview Road, Suite 405
Charlotte, NC 28210

         RE:  YOUCENTRIC, INC. REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-1 (File No. 333-35104) originally filed by you with the Securities and Exchange Commission on April 19, 2000, and all amendments thereto through the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares of your common stock, no par value (the "Shares"). We understand that the Shares, which include an option granted to the underwriters to purchase 750,000 shares of your common stock to cover over-allotments, are to be sold by you to the underwriters named in the Registration Statement for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken by you, in connection with the authorization, issuance and sale of the Shares, and have examined such corporate records and such other documents and certificates as we have deemed necessary as the basis for the opinion hereinafter expressed.

         It is our opinion that, upon completion of the proceedings being taken, or proposed to be taken by us, as your legal counsel, prior to the issuance of the Shares and the receipt by you of the consideration for the Shares, the Shares, if and when issued and sold in the manner described in the Registration Statement, and in accordance with the resolutions adopted by your board of directors, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus

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YOUcentric, Inc.
August 14, 2000
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included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                          Very truly yours,

                                          /s/ Kilpatrick Stockton LLP
                                          Kilpatrick Stockton LLP